SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2000

COMPAQ COMPUTER CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware

1-9026

76-0011617
(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(IRS Employer Identification No.)

20555 SH 249
Houston, Texas

77070
(Address of Principal Executive Offices)

(Zip Code)

(281) 370-0670
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)




ITEM 5. Other Events.
Compaq management decided not to adopt Financial Accounting Standards No. 133 ("FAS 133"), Accounting for Derivative Instruments and Hedging Activities effective January 1, 2000. FAS 133, as amended, is effective for all fiscal years beginning after June 15, 2000. Due to the FASB's exposure draft issued March 3, 2000, which would amend FAS 133, the unresolved status of numerous Derivative Implementation Group interpretations, and the potential for additional interpretations yet to be issued, management determined to devote additional time to analyze the impact of FAS 133 and its pending amendment prior to implementation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


COMPAQ COMPUTER CORPORATION


Dated: March 30, 2000
By:         /s/ Linda S. Auwers
         Linda S. Auwers
         Vice President, Associate General
         Counsel and Secretary